As filed with the Securities and Exchange Commission on April 1, 2026.
Registration No. 333-292586

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 5
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MORGAN STANLEY BITCOIN TRUST
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6221 (Primary Standard Industrial Classification Code Number)	32-6833090 (I.R.S. Employer Identification Number)

1585 Broadway
New York, New York 10036
(212) 761-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
c/o Morgan Stanley Investment Management Inc.
1585 Broadway
New York, New York 10036
(212) 761-4000
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Allison M. Fumai, Esq.
Anna Tomczyk, Esq.
James Catano, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities and Exchange Act of 1934.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-292586) of Morgan Stanley Bitcoin Trust (the “Registrant”) is being filed solely for the purpose of replacing Exhibit 3.2 to the Registration Statement due to a technical error.
Accordingly, this Amendment consists of only the facing page, this explanatory note, Part II of the Registration Statement, including the signature page, the exhibit index, and a corrected Exhibit 3.2 filed herewith. The prospectus is unchanged and has therefore been omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Morgan Stanley Investment Management Inc., the delegated sponsor of the Trust. Set forth below is an estimate (except as indicated) of these fees and expenses.
SEC registration fee	$	†
Listing fee (actual)		$10,000
Auditor’s fees and expenses		$8,500
Legal fees and expenses		$200,000
Printing expenses		$38,000
Miscellaneous expenses		$200
Total		$256,700

†
The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

Item 14.   Indemnification of Directors and Officers.
The Trust Agreement provides that the Delegated Sponsor and its Shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Delegated Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Delegated Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Delegated Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Delegated Sponsor Indemnified Parties will survive the termination of the Trust Agreement.
Item 15.   Recent Sales of Unregistered Securities.
On March 9, 2026, the registrant issued 2 Shares to Morgan Stanley Investment Management Inc., the sponsor of the registrant, for total consideration of $100 in a private placement exempt from registration in reliance on Section 4(a)(2) of the 1933 Act in a transaction by an issuer not involving a public offering.

Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.

Exhibit No.	Exhibit Description
3.1	Trust Agreement(1)
3.2	Form of Second Amended and Restated Trust Agreement(2)
3.3	Certificate of Trust(1)
3.4	Trustee Services Agreement(1)
3.5	Delegation of Trustee Duties Agreement(1)
5.1	Opinion of Dechert LLP as to legality(1)
8.1	Tax Opinion of Dechert LLP(1)
10.1	Delegated Sponsor Agreement(1)
10.2	Form of Authorized Participant Agreement(1)
10.3	Form of Coinbase Prime Broker Agreement(1)
10.4	Form of Coinbase Custody Services Agreement (included as Exhibit A to Form of Coinbase Prime Broker Agreement)(1)
10.5	Form of Fund Administration and Accounting Agreement(1)
10.6	Form of Transfer Agency and Service Agreement(1)
10.7	Form of CoinDesk Indices Master License Agreement(1)
10.8	Form of Marketing Agent Agreement(1)
10.9	Form of BNY Cash Custody Agreement(1)
10.10	Audit Seed Subscription Agreement(1)
10.11	Form of BNY Digital Assets Custody Agreement(1)
10.12***	Form of Trade Financing Agreement(1)
14.1	Code of Ethics(1)
23.1	Consent of Independent Registered Public Accounting Firm(1)
23.2	Consent of Dechert LLP (included in Exhibit 5.1)(1)
23.3	Consent of Dechert LLP (included in Exhibit 8.1)(1)
107	Filing Fee Table(1)

***
Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

(1)
Previously filed.

(2)
Filed herewith.

(b)
Financial Statement Schedules.

Not applicable.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:
Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
If the registrant is relying on Rule 430B:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York, on April 1, 2026.
Morgan Stanley Bitcoin Trust
Morgan Stanley Investment Management Inc., as the Delegated Sponsor of the Trust
By:
/s/ Scott Steel

Name: Scott Steel
Title*: Managing Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.
Signature	Title*	Date
/s/ Scott Steel Scott Steel	Managing Director (Principal Executive Officer)	April 1, 2026
/s/ James Kirchner James Kirchner	Managing Director (Principal Finance Officer)	April 1, 2026

*
The registrant is a trust and the persons are signing in their capacities as officers of Morgan Stanley Investment Management Inc., the Delegated Sponsor of the registrant.